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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: April 4, 2001


                            THE KUSHNER-LOCKE COMPANY
             (Exact name of registrant as specified in its charter)



          CALIFORNIA                          0-17295                 95-4079057
(State or other jurisdiction of             (Commission             (IRS Employer
 incorporation or organization)             File Number)          Identification No.)


11601 WILSHIRE BOULEVARD, 21ST FLOOR
LOS ANGELES, CALIFORNIA                                                 90025
(Address of Principal Executive Offices)                              (Zip Code)


                                 (310) 481-2000
              (Registrant's telephone number, including area code)


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Item 5. Other Events.

Effective as of March 30, 2001, The Kushner-Locke Company (the "Company") entered into Amendment No. 3 ("Amendment No. 3") to its Limited Forbearance Agreement (the "Limited Forbearance Agreement"), dated as of January 11, 2001, as amended by Amendment No. 1 dated as of January 29, 2001 and by Amendment No. 2 dated as of February 27, 2001, with its lenders and The Chase Manhattan Bank ("Chase") as Agent and as Fronting Bank for the lenders with respect to its Credit, Security, Guaranty and Pledge Agreement, dated as of June 19, 1996, among the Company, the Guarantors named therein, the lenders named therein (the "Lenders") and Chase (as such agreement has been amended from time to time, the "Credit Agreement").

Amendment No. 3 extends the forbearance period under the Limited Forbearance Agreement until 5:00 p.m., Eastern Standard Time, May 9, 2001 or until the earlier occurrence of certain termination events (the "Forbearance Period), including the commencement of involuntary bankruptcy proceedings against the Company by any other creditor of the Company, the attempt by any other creditor of the Company to execute a judgment against any asset of the Company, the commencement by the Company of voluntary bankruptcy proceedings, the payment by the Company of any interest or principal to any holder of the Company's subordinated debt, a change in control of the Company, a change in the management of the Company, the Company's failure to properly fund its employee benefit plans, the Credit Agreement becoming null and void for any reason other than by action of the lenders, or the failure of the company to timely comply with any term or covenant of the Limited Forbearance Agreement.

Amendment No. 3 permits Chase to draw fifty percent of any amounts in the Company's existing accounts with certain Lenders in excess of $2,500,000 at the end of each week during the Forbearance Period and apply such amounts toward payment of the Company's outstanding obligations under the Credit Agreement.

Amendment No. 3 further provides that the proceeds of the sale by the Company of its stock in the Harvey Entertainment Company will be deposited in these accounts and become subject to the limitations on disbursements set forth in the Limited Forbearance Agreement.

Item 7. Financial Statements and Exhibits.

Exhibit 10.72  Amendment No. 3 dated as of March 30, 2001 to Limited
               Forbearance Agreement dated as of January 11, 2001 among The Kushner-Locke Company, its subsidiaries, the Lenders party to the Credit Agreement and The Chase Manhattan Bank, as Agent and Fronting Bank for the Lenders.


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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         THE KUSHNER-LOCKE COMPANY


Dated: April 4, 2001                     By: /s/ DONALD KUSHNER
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                                            Donald Kushner
                                            Co-Chairman of the Board and
                                            Co-Chief Executive Officer